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                      AMES DEPARTMENT STORES, INC.             Exhibit 20-B
                       FEBRUARY RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                                          Feb and YTD 1997
                                                          Actual   Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents                            $46.1    $46.1

Cash Generated from (Used in) Operations:
   Net Income (Loss)                                          (4.7)    (5.6)
   Non-Cash Income Tax Exp (Ben)                              (2.4)    (2.9)
   Other                                                       0.4      0.3
                                                          ------------------
Cash from Operations                                          (6.7)    (8.2)

Changes in Working Capital:
   FIFO Inventory (increase) decrease                        (33.5)   (23.9)
   Trade Payables increase (decrease)                         12.3     (1.3)
   All Other                                                  (4.7)    (8.9)
                                                          ------------------
Net Changes in Working Capital                               (25.9)   (34.1)

Capital Expenditures                                          (1.3)    (1.1)

Other:
   Short-Term Borrow.(Pymnts)- Revolver                       15.1     25.0
   Capital Lease Payments                                     (0.3)    (0.2)
   Long-Term Debt Payments                                    (7.5)    (7.5)
   Store Closing and Other                                    (1.4)    (0.6)
                                                          ------------------
Total Other                                                    5.9     16.7
                                                          ------------------

Increase (Decrease) in Cash & Cash Equiv                     (28.0)   (26.7)
                                                          ------------------

Ending Cash & Cash Equivalents                               $18.1    $19.4
                                                          ==================
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(a)As reported on Form 8-K dated February 27, 1997


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